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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) January 6, 2003
                                                        ---------------



                            CARLYLE INDUSTRIES, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



        1-3462                                            13-1574754
      ----------                                          ----------
(Commission File Number)                    (IRS Employer Identification Number)





                 One Palmer Terrace, Carlstadt, New Jersey 07072
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                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (201) 935-6220
                                                            -------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 6, 2003, Levcor International, Inc., a Delaware corporation ("Levcor") completed its acquisition of Carlyle Industries, Inc., a Delaware corporation ("Carlyle") pursuant to the Agreement and Plan of Merger, dated as of May 24, 2002, between Levcor and Carlyle. The consummation of the merger followed the Annual Meeting of Stockholders of Levcor held on December 31, 2002 and the Special Meeting of Stockholders of Carlyle held on January 6, 2003, at which the requisite stockholder approvals were obtained. The merger is described in the definitive proxy material, dated December 5, 2002, for the respective stockholders' meetings.

         In connection with the consummation of the merger, Levcor and Carlyle have taken such action as is necessary to cause the Carlyle common stock to cease to be quoted on the Over the Counter Bulletin Board and to terminate the registration of the Carlyle common stock under Section 12(g) of the Securities Exchange Act of 1934.

         OTC Corporate Transfer Service Co. is acting as the Exchange Agent for the merger and will be sending Carlyle stockholders a Letter of Transmittal and instructions on how to surrender certificates for Carlyle common stock and Series B preferred stock for the merger consideration.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:


Exhibit No.                       Item

2.1 Agreement and Plan of Merger, dated as of May 24, 2002, between Levcor and Carlyle (incorporated herein by reference to Exhibit
                                  2.1 of Carlyle's Current Report on Form 8-K filed on May 30, 2002).

99.1                              Press Release dated January 7, 2003.

99.2 The definitive Proxy Statement of Carlyle dated December 5, 2002 (incorporated herein by reference to Carlyle's Schedule 14A filed on December 9, 2002).




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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               CARLYLE INDUSTRIES, INC.


Date: January 7, 2003          By: /s/ Edward F. Cooke
                                  ---------------------
                               Name: Edward F. Cooke
                               Title: Chief Financial Officer and Vice-President

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                                  EXHIBIT INDEX

Exhibit No.                   Item

99.1                          Press Release dated January 7, 2003.